Ournett Holdings Inc. S-1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520	Filed in the office of	Document Number
(775) 684 5708 Website: www.nvsos.gov		20130558843-99
	Ross Miller	Filing Date and Time
	Secretary of State	08/26/2013 12:35 PM
Articles of Incorporation	State of Nevada	Entity Number E0416602013-3
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Ournett Holdings, Inc.

2. Registered Agent for Service of Process: (check only one box)	☒	Commercial Registered Agent:	Vcorp Services, LLC
Name
	☐	Noncommercial Registered Agent (name and address below)	OR	☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
Street Address	City		Zip Code
Nevada
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with		Par value		Number of shares without
	par value:	110,000,000	per share: $	.00001	par value:	-0-
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1)	Fernando Koatz
		Name
	500 Fifth Avenue, Suite 1420		New York	NY	10110
	Street Address		City	State	Zip Code
	2)	Miguel Sebastia
		Name
	500 Fifth Avenue, Suite 1420		New York	NY	10110
	Street Address		City	State	Zip Code
5. Purpose: (optional;	The purpose of the corporation shall be:
see instructions)	To engage in any lawful activity.
X

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Fernando Koatz
	Name	Incorporator Signature
	500 Fifth Avenue, Suite 1420	New York	NY	10110
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
X
8/26/13
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

Nevada Secretary of State NRS 78 Articles
This form must be accompanied by appropriate fees.	Revised: 4-10-09

Exhibit A

EIGHT: The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.00001, of which the Corporation shall have the authority to issue 100,000,000 shares. The second class of stock shall be preferred stock, par value $0.00001, of which the corporation shall have the authority to issue 10,000,000 preferred shares. The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

NINTH: The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1).

TENTH: After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

ELEVENTH: The Corporation is to have a perpetual existence.

TWELFTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

FOURTEENTH: This Corporation reserves the right to amend, alter, change or repeal and provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the Stockholders herein are granted subject to this reservation.

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